LABOR SMART, INC. ACQUIRES OPERATING ASSETS OF FLORIDA-BASED QWIK STAFFING SOLUTIONS

Labor SMART Enters Into Its 8th State with 13 Operating Branches

HIRAM, Ga., May 06, 2013 /PRNewswire via COMTEX/ -- Labor SMART, Inc. (OTCQB: LTNC) (the "Company") an emerging provider of on-demand temporary staffing, today announced that it has acquired substantially all of the operating assets of Florida-based Qwik Staffing Solutions, Inc.

This acquisition adds 3 additional branches located in Jacksonville, Orlando and Tampa, FL, bringing the Company’s latest branch count to 13 branches located in 8 states. These new locations will add to Labor SMART’s growing ability to service clients over a larger geographic area.

Based on historical performance, Labor SMART expects these additional branches to produce in excess of $3.2 million in revenue and contribute approximately $350,000 to the Company’s EBITDA over the next 12 months. In addition to adding these key Florida markets to its increasing footprint, the Company is also excited about the high caliber of talent being added as they welcome the employees from Qwik Staffing Solutions to the Labor SMART family.

Ryan Schadel, Labor SMART's CEO, stated, "Our ability to acquire established on-demand labor companies and entrench them with our proven business model will now enable us to strategically grow our company on an even greater scale. This acquisition brings our current projected revenues to $15.5 million dollars without the addition of any further branches in 2013, which is highly unlikely.” He also stated, “As we steadily approach our goal of having 18 to 20 branches in 12 states for 2013, we also look forward to increasing our footprint on a greater scale and bringing significant shareholder valuation to the Company.

The acquisition of the operating assets of Qwik Staffing Solutions, Inc. did not call for the issuance of any Labor SMART stock, but rather, a cash payment of $150,000 plus a fixed percentage of revenues over the next 14 months for a capped net amount.  Details of the Company’s latest transaction can be found in Labor SMART’s current 8-K filing with the SEC.

About Labor SMART, Inc.

Labor SMART, Inc. provides On-Demand temporary labor to a variety of industries. Our clients range from small businesses to fortune 100 companies. Labor SMART was founded to provide a reliable, dependable, and flexible resource for on-demand personnel to small and large businesses. Every day we provide manpower for jobs in construction, manufacturing, hospitality, events, restoration, warehousing, retail, disaster relief and more. As one of the fastest growing temporary labor providers, our goal is to become a nationwide resource and partner for our clients. We take pride in the belief that we can make a positive impact each and every day for the benefit of both our client and our temporary employees. Our mission is to be the provider of choice to our growing community of customers, with a service focused approach, that positions us as a resource and partner for their business.

Safe Harbor

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Labor SMART, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Labor SMART, Inc.'s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Labor SMART, Inc.'s filings with the Securities and Exchange Commission.

Public Relations and Shareholder Information

Joseph M. Vazquez

Phone: (678) 279-5810

Email: shareholderrelations@laborsmart.com